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                                                                    Exhibit 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (No. 333-123978) and Form S-8 (No. 333-125421, No. 333-120944, No. 333-58980, No. 333-55508 and No. 333-32560) of Loudeye Corp. and
subsidiaries (the "Company") of our report dated March 18, 2004, except for the second, third and fourth paragraphs of Note 1, which appear in the consolidated financial statements in the Company's Form S-1 dated February 9, 2005 and are not presented herein as to which the date is December 13, 2004; and except for the revisions of classifications disclosed in Note 2 of this Form 10-K as to which the date is March 30, 2005; and except for the reclassifications of operating segments in Note 17 of this Form 10-K as to which the date is March 13, 2006, relating to the 2003 consolidated statements of operations, of stockholders' equity and of cash flows, which appear in this Form 10-K.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Seattle, WA
March 14, 2006